CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the use, in the registration statement on amendment No. 1 to Form SB-2 of Harbin Electric, Inc., of our report dated February 03, 2005 on our audits of the consolidated financial statements of Tech Full International, Inc. as of December 31, 2004, and the consolidated results of its operations and cash flows for the years ended December 31, 2004 and 2003, and the reference to us under the caption "Experts"





/s/ Kabani & Company, Inc.
--------------------------
Kabani & Company, Inc.
Los Angeles, California
January 30, 2006